UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 15, 2021
Date of Report (date of earliest event reported)
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WORKIVA INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001	WK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment amends the Current Report on Form 8-K filed by the Company on February 17, 2021 (the “Original Report”) to disclose additional changes to Ms. Klindt’s compensation in connection with her appointment to the role of Chief Financial Officer. Except as provided herein, the disclosures in the Original Report remain unchanged.

As disclosed in the Original Report, effective March 1, 2021 (the “Grant Date”), the Company granted Ms. Klindt 2,469 restricted stock units pursuant to the Workiva Inc. 2014 Equity Incentive Plan (the “Equity Incentive Plan”), vesting in three equal annual installments commencing on the first anniversary of the Grant Date. As disclosed in the Original Report, Ms. Klindt also received an indication of eligibility for an annual cash incentive award opportunity. On February 26, 2021, the Compensation Committee of the Board of Directors (the “Committee”) approved an additional grant to Ms. Klindt of restricted stock units with a total value of $2,350,000 pursuant to the Equity Incentive Plan, vesting in three equal annual installments commencing on the first anniversary of the Grant Date. The Committee also set the annual cash incentive award opportunity under the Equity Incentive Plan at 75% of Ms. Klindt’s base salary, and increased her base salary to $400,000 effective March 1, 2021. Finally, the Committee approved Ms. Klindt’s eligibility to participate in the Company’s Non-Qualified Deferred Compensation Plan with respect to the deferral of RSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of March, 2021.

WORKIVA INC.

By:	/s/ Brandon Ziegler
Name:	Brandon Ziegler
Title:	Senior Vice President, General Counsel and Corporate Secretary